                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


barnesandnoble.com inc.
New York, New York


We hereby consent to the incorporation by reference of our report dated February 7, 2000 relating to the consolidated financial statements of barnesandnoble.com inc. (the "Company"), incorporated by reference into the prospectuses constituting a part of the Company's registration statement No. 333-79261 on Form S-8.

We also consent to the references to us under the caption "Experts" in the prospectuses.

                                                BDO Seidman, LLP

New York, New York
March 28, 2000